UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  May 11, 2007

INTERNATIONAL RECTIFIER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-7935	95-1528961
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

233 Kansas Street, El Segundo, California 90245

(Address of principal executive offices) (Zip Code)

(310) 726-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02                           Non-Reliance on Previously Issued Financial Statements or a Related Previously Made Audit Report or Completed Interim Review

As previously announced in International Rectifier Corporation’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission on April 9, 2007 (which is amended and supplemented by this reference), the Audit Committee of the Board of Directors had determined that the Company’s financial statements for the preceding six quarters and the fiscal year ended June 30, 2006, should no longer be relied upon.  This determination was based on accounting irregularities discovered at a foreign subsidiary by independent investigators hired by outside legal counsel conducting an investigation at the Audit Committee’s request.  As of the date of this filing, the investigation has found, among other things, a practice at that foreign subsidiary where from time to time certain unsubstantiated orders were entered. These orders resulted in the shipment of products and the recording of sales with no obligation by customers to receive and pay for the products. The practice included routing certain product shipments to warehouses not on the Company’s logistical systems. The practice has been terminated and steps are being taken to assure compliance by that subsidiary with policies and practices established by the Company.  In addition to the financial statements for periods which the Company has advised should not be relied on, the investigation has developed information that a significant increase in the reported sales by that subsidiary during the quarters ended March 31, 2005 and June 30, 2005 may have resulted from the practice described above.  Accordingly, at a meeting on May 11, 2007, the Audit Committee has concluded that material weaknesses in internal control over financial accounting existed for those quarters and for the fiscal year ended June 30, 2005, and that the Company’s financial statements for those quarters and for the fiscal year ended June 30, 2005 should not be relied upon, nor should management’s report on internal control over financial reporting contained in the Form 10-K for the period ended June 30, 2005. The investigation is continuing and additional information is being sought to enable the Company to determine the extent by which accounts receivable, revenues, inventories and possibly other entries in financial statements were misstated in any accounting period.

At this time, there can be no assurance that the continuing investigation will not develop additional issues that may have a material impact on the Company’s financial statements.

The Audit Committee has discussed the matters disclosed in this filing with the Company’s independent registered public accounting firm.

Cautionary Information Regarding Forward-looking Statements

This Form 8-K/A includes some “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate”, “believe”, “estimate”, “may”, “should”, “will”, or “expects” or the negative or variations thereof. Such forward-looking statements include, among other things, our statements that management’s report on internal control over financial reporting as of June 30, 2005 and June 30, 2006, and the Company’s financial statements for the quarters ended December 31, 2006, September 30, 2006, March 31, 2006, December 31, 2005, September 30, 2005, and March 31, 2005, and for the years ended June 30, 2005 and June 30, 2006 should no longer be relied upon. Forward-looking statements are subject to a number of uncertainties and risks, and actual results may differ materially from those projected. Factors that could affect the Company’s actual results include the results of the continuing review into the accounting irregularities, the impact of the accounting errors on the Company’s results of operations, the likelihood, amount or timing of any possible restatement, the impact of any such restatement on the Company’s credit agreements and other material agreements, the extent of the weaknesses in the Company’s internal control over financial reporting, and other various uncertainties disclosed in the Company’s reports filed with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2007	INTERNATIONAL RECTIFIER CORPORATION

	By	/s/ Michael P. McGee
		Name:	Michael P. McGee
		Title:	Executive Vice President and Chief Financial Officer